EXHIBIT 23 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-41976 and 333-70466 on Form S-8 and Registration Statement Nos. 333-115317 and 333-132129-01 on Form S-3 of our report dated February 20, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption on January 1, 2006 of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payments and the adoption on December 31, 2006 of the balance sheet provisions of SFAS No. 158, Employers Accounting for Defined Pension and Other Postretirement Plans and  the adoption on January 1, 2007 of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes and the measurement date provisions of SFAS No. 158); relating to the financial statements and financial statement schedule of American Axle & Manufacturing Holdings, Inc. and the effectiveness of American Axle & Manufacturing Holdings, Inc.’s internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of American Axle & Manufacturing Holdings, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
February 20, 2008